EXHIBIT 99.3

                              DIANON SYSTEMS, INC.

                              200 Watson Boulevard
                               Stratford, CT 06615

              LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 27, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Dianon Systems, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                             Very truly yours,

                                             Dianon Systems, Inc.

                                             /s/ DAVID R. SCHREIBER
                                             ----------------------------------
                                             David Schreiber
                                             Senior Vice President, Finance and
                                             Chief Financial Officer